Exhibit 10.1

BEST BUY CO., INC.
LONG-TERM INCENTIVE PROGRAM AWARD AGREEMENT
Award Date:

This Long-Term Incentive Program Agreement (the “Agreement”), dated the date set forth above (the “Award Date”), is between Best Buy Co., Inc., a Minnesota corporation, (“Best Buy” or the “Company”), and the employee (“you” or the “Participant”) of the Company or one of its Affiliates whose name is set forth in the Award Notification letter accompanying this Agreement (the “Award Notification”). The Award Notification is included in and made a part of this Agreement.

1.
Grant of Award. In consideration of your employment with or service to a member of the Company Group, the Company hereby grants to you the award set forth in the Award Notification (the “Award”) subject to the terms and conditions of this Agreement and the Best Buy Co., Inc. 2014 Omnibus Incentive Plan (the “Plan”). In the event of any conflict between this Agreement and the Plan, the Plan will govern. By your acceptance of this Award, you acknowledge receipt of a copy of the Prospectus for the Plan and your agreement to the terms and conditions of the Plan and this Agreement.

2.
Options. This section applies to you if your Award includes an Option. An “Option” is a right to purchase a number of shares of common stock of the Company (“Shares”) at the price per share of Common Stock stated in the Award Notification.

(a)
Term and Vesting. The Option shall expire and no longer be exercisable on the tenth anniversary the Award Date or such earlier date as provided herein (such date, the “Expiration Date”). Except as otherwise set forth herein, the Option may be exercised, in whole or in part, at any time prior to the Expiration Date, in accordance with the schedule stated in the Award Notification. In no case may the Option be exercised after the Expiration Date.

(b)
Method of Exercise. The Option may be exercised by written notice to the Company (through the Plan administrator or other means specified by the Company) stating the number of Shares to be purchased. Such notice must be accompanied by payment in full of the exercise price for all Shares to be purchased by (i) cash or check, (ii) delivery of unencumbered Shares previously acquired by you having a Fair Market Value on the date of exercise that is equal to the exercise price, (iii) withholding of Shares that would otherwise be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate exercise price for the Shares for which the Option is being exercised or (iv) a cashless (broker-assisted) exercise that complies with all applicable laws.

3.
Restricted Shares. This section applies to you if your Award includes Restricted Shares. A “Restricted Share” is a Share issued to you on the Award Date that is subject to the restrictions set forth in this Agreement.

(a)
Restrictions. Until the Restricted Shares vest, they may not be assigned, transferred (other than by will or the laws of descent and distribution), pledged or hypothecated (whether by operation of law or otherwise) or otherwise conveyed or encumbered, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to the provisions this Agreement or the Plan, or the levy of any execution, attachment or similar process upon the Restricted Shares, shall be void and unenforceable against the Company.

(b)
Vesting. Except as otherwise set forth herein, so long as you remained employed by a member of the Company Group, the Restricted Shares shall vest in accordance with the schedule stated in the Award Notification.

(c)
Issuance of Restricted Shares. Unless otherwise determined by the Committee, the Company shall issue the Restricted Shares in the Participant’s name in book-entry form with legends or notations indicating the restrictions in this Agreement.

4.
Performance Share Award. This section applies to you if your Award includes a Performance Share Award. A “Performance Share Award” is a commitment by the Company to issue a certain number of Shares to you provided you meet certain employment criteria and that the Company achieves certain financial performance levels. A Performance Share Award does not represent immediate ownership of Shares.

(a)
Determination of Number of Shares under Performance Share Award. The number of Shares issuable under your Performance Share Award (the “Performance Share Number”) will be equal to a percentage of the target number of Shares stated in your Award Notification (“Target”) determined as set forth below.

(i)
Within 60 days after the end of the Performance Period, the Committee will (A) calculate the TSR for Best Buy and for each company included in the S&P 500 Index at the time of any calculation hereunder, (B) rank each such company by TSR (lowest to highest), and (C) determine the percentile rank of Best Buy’s TSR in such ranking by dividing Best Buy’s numerical position in such TSR ranking by the total number of companies included in the list, rounding to the nearest hundredth (“Relative TSR”). For example, if Best Buy were ranked 300 out of 500, its Relative TSR would be 60%.

(ii)
The Performance Share Number will be equal to the percentage of the Target that is listed in the column below with the heading “Number of Shares Earned” opposite the band in the column with the heading “Performance” in which Relative TSR falls. If Relative TSRR is between Threshold TSR and Target TSR or between Target TSR and Maximum TSR, the number of Shares issuable under your Performance Share Award will be equal to a percentage interpolated on a linear basis for performance between such amounts. For example, if Best Buy's Relative TSR is 60%, then the number of Shares issuable under your Performance Share Award would be 125% of your Target. The Performance Share Number will be rounded to the nearest whole number.

Performance	Number of Shares Earned
Relative TSR less than 30% (“Threshold TSR”)	0
Relative TSR 30% or greater but less than 50%	50%-99% of Target
Relative TSR 50% (“Target TSR”) or greater but less than 70%	100%-149% of Target
Relative TSR Greater than 70% (“Maximum TSR”)	150% of Target
The number of performance shares earned will be interpolated on a linear basis for performance between Threshold and Target and between Target and Maximum.

(iii)	Certain Definitions.

(A)	“Beginning Price” means, with respect to any one company, the average closing price of one share of common stock during the calendar month immediately preceding the Performance Period.

(B)	“Ending Price” means, with respect to any one company, the average closing price of one share of common stock during the last calendar month of the Performance Period.

(C)	“Performance Period” means the performance period stated in the Award Notification.

(D)
“TSR” means, with respect to any one company, the price appreciation of one share of common stock as measured from the Beginning Price to the Ending Price, assuming all dividends and other distributions made on such share are reinvested, expressed as a percentage.

(b)
Change of Control. Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control prior the end of the Performance Period, the Committee will determine Relative TSR as if the Performance Period ended on the date of such Change of Control, and the Performance Share Number will be equal to the greater of (i) the number determined pursuant to Section 4(a)(ii) above and (ii) the Target.

(c)
Performance Share Number Not Guaranteed. If Relative TSR is less than 30% your Performance Share Number will be 0 and there will be no Shares issued under your Performance Share Award. The Committee shall have sole discretion to determine Relative TSR.

(d)
Issuance of Shares. Any Shares issuable to you under your Performance Share Award will be issued within 60 days after the Committee’s determination of Relative TSR; provided, however, that in the event of a Change of Control, any Shares issuable under your Performance Share Award shall be issued within 60 days of the end of the Performance Period, and the Company’s obligation to issue such Shares is subject to Section 5 of this Agreement.

5.
Effect of Termination of Employment. Your employment with the Company Group may be terminated by your employer at any time for any reason (with or without advance notice). This section provides the effect on your Award of different types of termination of employment.

(a)	Qualified Retirement. In the event of your Qualified Retirement:

(i)
Options. If your Award includes an Option, the Option will continue to vest in accordance with the vesting schedule set forth above. You will have until the later of (A) three years from the date of your Qualified Retirement and (B) the last scheduled vesting date to exercise the entire Option; provided, however, that in no event shall the Option be exercisable after the Expiration Date. Any portion of the Option unexercised at the end of this period will be forfeited.

(ii)	Restricted Shares. If your Award includes Restricted Shares, such Restricted Shares will continue to vest in accordance with the vesting schedule set forth above.

(iii)
Performance Shares. If your Award includes Performance Shares and in the event of your Qualified Retirement prior to the end of the Performance Period, if Relative TSR is greater than Threshold TSR (as determined after the end of the Performance Period), you will be entitled to a prorated Performance Share Award determined by multiplying the Performance Share Number calculated as if you were employed by a member of the Company Group on the last day of the Performance Period by a fraction, the numerator of which is the number of days during the Performance Period you were so employed, and the denominator of which is the number of days in the Performance Period.

(b)	Death or Disability. In the event of your death or employment termination due to Disability:

(i)
Options. If your Award includes an Option, any then unvested portion of the Option will vest and become exercisable as of the date of death or, in the case of Disability, as of the date of employment termination. In the event of your death, the representative of your estate or your heirs will have until the earlier of (A) one year from the date of your death and (B) the Expiration Date of the Option, to exercise the Option. In the event you become Disabled while employed with the Company Group and must therefore terminate your employment, you will have until the earlier of (X) one year from the date of your employment termination and (Y) the Expiration Date of the Option, to exercise the Option.

(ii)	Restricted Shares. If your Award includes Restricted Shares, any then unvested Restricted Shares will vest as of the date of death or, in the case of Disability, employment termination.

(iii)
Performance Share Award. If your Award includes a Performance Share Award and in the event of your death or employment termination due to Disability prior to the end of the Performance Period, if Relative TSR is greater than Threshold TSR (as determined as of the date of termination of employment), you or the representative of your estate or your heirs, as applicable, will be entitled to a prorated Performance Share Award determined by multiplying the Performance Share Number calculated as of the date of termination of employment multiplied by a fraction, the numerator of which is the number of days during the Performance Period you were employed, and the denominator of which is the number of days in the Performance Period.

(c)	Involuntary Termination Without Cause. If your employment is Involuntarily Terminated Without Cause:

(i)
Options. If your Award includes an Option, you will have 60 days from the date of termination of your employment to exercise the portion of the Option vested as of your termination date, and any portion of the Option then unvested will be forfeited; provided, however, that if your employment is Involuntarily Terminated Without Cause within 12 months following a Change of Control, any then unvested portion of the Option will vest and become exercisable during the period ending 60 days from the date of termination of your employment. In no event, however, may the Option be exercised after its Expiration Date.

(ii)	Restricted Shares. If your Award includes Restricted Shares, you will forfeit any then unvested Restricted Shares.

(iii)
Performance Share Award. If your Award includes a Performance Share Award and your employment is Involuntarily Terminated Without Cause prior to the end of the Performance Period, and if Relative TSR is greater than Threshold TSR (as determined after the end of the Performance Period), you will be entitled to a prorated Performance Share Award determined by multiplying the Performance Share Number calculated as if you were employed by a member of the Company Group on the last day of the Performance Period multiplied by a fraction, the numerator of which is the number of days during the Performance Period you were employed, and the denominator of which is the number of days in the Performance Period.

(d)	Voluntary Termination. If you voluntarily terminate your employment with the Company Group for any reason:

(i)
Options. If your Award includes an Option, you will have 60 days from the date of termination of your employment to exercise the Option, to the extent the Option had become vested as of your termination date. Any then unvested portion of the Option will be forfeited. In no event, however, may the Option be exercised after its Expiration Date.

(ii)	Restricted Shares. If your Award includes Restricted Shares, you will forfeit any then unvested Restricted Shares.

(iii)	Performance Share Award. If your Award includes a Performance Share Award, you will forfeit your entire Performance Share Award.

(e)
Termination for Cause. If your employment is terminated by any member of the Company Group for any reason at a time when any member of the Company Group is entitled to terminate your employment for Cause:

(i)	Options. If your Award includes an Option, any then unvested portion of the Option will be forfeited, and the Option may not be exercised after termination of your employment.

(ii)	Restricted Shares. If your Award includes Restricted Shares, any then unvested Restricted Shares will be forfeited.

(iii)
Performance Share Award. If your Award includes a Performance Share Award and your employment is terminated by any member of the Company Group for any reason at a time when any member of the Company Group is entitled to terminate your employment for Cause prior to the end of the Performance Period, you will forfeit your entire Performance Share Award.

6.
Restrictive Covenants and Remedies. By accepting the Award, you specifically agree to the restrictive covenants contained in this Section 6 (the “Restrictive Covenants”) and you agree that the Restrictive Covenants and the remedies described herein are reasonable and necessary to protect the legitimate interests of the Company Group. Sections 6(b) and 6(c) apply to you only if you are an officer of the Company. Further, if you are an attorney, the Restrictive Covenants apply to you only to the extent they are consistent with the rules of professional conduct applicable to you (for example, Minnesota Rule of Professional Conduct 5.6).

(a)
Confidentiality. In consideration of the Award, you acknowledge that the Company Group operates in a competitive environment and has a substantial interest in protecting its Confidential Information, and you agree, during your employment with the Company Group and thereafter, to maintain the confidentiality of the Company Group’s Confidential Information and to use such Confidential Information for the exclusive benefit of the Company Group.

(b)
Competitive Activity. During your employment with the Company Group and for one year following the later of (i) termination of your employment for any reason whatsoever or (ii) the last scheduled vesting date for your Award, you shall not compete, directly or indirectly, through an Affiliate or otherwise, in any manner or capacity (including, without limitation, through any form of ownership or as a principal, agent, partner, officer, director, employee, advisor or consultant) with the Company Group, for your benefit or for the benefit of any other Person other than the Company Group anywhere in the world. In the event that any portion of this Section 6(b) shall be determined by any court of competent jurisdiction to be unenforceable because it is unreasonably restrictive in any respect, it shall be interpreted to extend over the maximum period of time for which it reasonably may be enforced and to the maximum extent for which it reasonably may be enforced in all other respects, and enforced as so interpreted, all as determined by such court in such action. You acknowledge the uncertainty of the law in this respect and expressly stipulate that this Agreement is to be given the construction that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law. Ownership of less than 1% of the outstanding capital stock of any corporation listed on a national securities exchange will not constitute a breach of this Section 6(b).

(c)
Non-Solicitation. During your employment and for one year following the later of (i) termination of your employment for any reason whatsoever or (ii) the last scheduled award vesting date, you shall not:

(a)	induce or attempt to induce any employee of the Company Group to leave the employ of Company Group, or in any way interfere adversely with the relationship between any such employee and Company Group;

(b)	induce or attempt to induce any employee of Company Group to work for, render services to, provide advice to, or supply Confidential Information of Company Group to any third Person;

(c)	employ, or otherwise pay for services rendered by, any employee of Company Group in any business enterprise with which you may be associated, connected or affiliated;

(d)	induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of Company Group to cease doing business with Company Group, or in any way interfere with the then existing business relationship between any such customer, supplier, licensee, licensor or other business relation and Company Group; or

(e)
assist, solicit, or encourage any other Person, directly or indirectly, in carrying out any activity set forth above that would be prohibited by any of the provisions of this Agreement if such activity were carried out by you. In particular, you will not, directly or indirectly, induce any employee of Company Group to carry out any such activity.

(d)
Partial Invalidity. If any portion of this Section 6 is determined by any court of competent jurisdiction to be unenforceable in any respect, it shall be interpreted to be valid to the maximum extent for which it reasonably may be enforced, and enforced as so interpreted, all as determined by such court in such action. You acknowledge the uncertainty of the law in this respect and expressly stipulate that this Agreement is to be given the construction that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

(e)
Remedy for Breach. You agree that a breach of any of the Restrictive Covenants would cause material and irreparable harm to the Company Group that would be difficult or impossible to measure, and that monetary damages for any such harm would, therefore, be an inadequate remedy. Accordingly, you agree that if you breach any Restrictive Covenant, the Company Group shall be entitled, in addition to and without limitation upon all other remedies the Company Group may have under this Agreement, at law or otherwise, to obtain injunctive or other appropriate equitable relief, without bond or other security, to restrain any such breach. Such equitable relief in any court shall be available to the Company Group in lieu of, or prior to or pending determination in any arbitration proceeding. You further agree that the duration of the Restrictive Covenant shall be extended by the same amount of time that you are in breach of any Restrictive Covenant.

(f)	Claw Back & Recovery.

(i)
In the event (i) you breach any of the Restrictive Covenants, (ii) you engage in conduct materially adverse to the interests of the Company, including any material violations of any Company policy, (iii) you engage in intentional misconduct that caused or contributed to the restatement of any financial statements of the Company, (iv) you materially violate the terms of any agreement to which you and a member of the Company Group is a party or (v) you engage in a criminal act, fraud, or violation of any securities laws, then notwithstanding any other provision of this Agreement to the contrary, the Company, in its sole discretion, may take one or more of the following actions with respect to your Award (and shall, in any event, take all action required by applicable law):

(A)
cause the immediate forfeiture any of your then unexercised portion of any Option included in your Award, any unvested Restricted Shares included in your Award, and any Performance Share Award included in your Award;

(B)
require you to immediately return to the Company any Shares issued upon exercise of any Option included in your Award, and any Shares in your Award that were previously Restricted Shares and any Shares issued under any Performance Share Award that, in each case, are still under your control; and

(C)
require you to promptly pay to the Company an amount equal to the fair market value of all Shares included in your Award that are no longer under your control (as measured on the exercise date of any such Option, the vesting date of any such formerly Restricted Shares, and the date of issuance of any Shares issued under any such Performance Share Award, as applicable).

(ii)	The Committee shall have sole discretion to determine what constitutes the conduct described in Section 6(f)(i) above.

(iii)
In addition to the Company’s rights set forth above, you agree your Award and the value of any portion of your Award no longer under your control, shall be subject to recovery by the Company in accordance with and to the maximum extent required under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(g)
Right of Set Off. By accepting the Award, you agree that any member of the Company Group may set off any amount owed to you (including wages or other compensation, fringe benefits or vacation pay) against any amounts you owe under this Section 6.

7.	General Terms and Conditions.

(a)	Rights as a Stockholder.

(i)
Options. You will have no rights as a stockholder with respect to any Shares issuable upon exercise of an Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until you have actually received such Shares following the exercise of the Option in accordance with the terms of this Agreement and the Plan.

(ii)
Restricted Shares. Upon the issuance of Restricted Shares, you shall be entitled to exercise the rights of a stockholder. Notwithstanding the foregoing, you will not have the right to vote any Restricted Shares during the time period such Restricted Shares are subject to the restrictions in Section 3(a) (the “Restricted Period”), and you will not have any right to any dividends paid on Restricted Shares during the Restricted Period.

(iii)
Performance Share Awards. You will have no rights as a stockholder with respect to any Shares issuable under a Performance Share Award until you have actually received such Shares in accordance with the terms of this Agreement and the Plan.

(b)	Transferability.

(i)
Options. Options may not be assigned, transferred (other than by will or the laws of descent and distribution), pledged or hypothecated (whether by operation of law or otherwise) or otherwise conveyed or encumbered, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Agreement or the Plan, or the levy of any execution, attachment or similar process upon the Option, shall be void and unenforceable against the Company.

(ii)	Restricted Shares. Restricted Shares are subject to the restrictions set forth in Section 3(a) of this Agreement.

(iii)
Performance Share Awards. Performance Share Awards may not be assigned, transferred (other than by will or the laws of descent and distribution), pledged or hypothecated (whether by operation of law or otherwise) or otherwise conveyed or encumbered, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Performance Share Award contrary to the provisions of this Agreement or the Plan, or the levy of any execution, attachment or similar process upon a Performance Share Award, shall be void and unenforceable against the Company.

(c)	No Right to Continued Employment. This Agreement does not guarantee your continued employment nor alter the right of any member of the Company Group to terminate your employment at any time.

(d)	Participant’s Acknowledgements.

(i)
Committee’s Sole Discretion. The Committee has sole discretion to make decisions regarding your Award, and to interpret all terms of this Agreement. You agree that all decisions regarding and interpretations of this Agreement by the Committee are binding, conclusive, final and non-appealable.

(ii)	Taxes.

(A)
Options. Any Options included in your Award are Non-Qualified Stock Options not eligible for treatment as qualified or incentive stock option for federal income tax purposes. Prior to exercising any Option, you will pay or make adequate arrangements satisfactory to the Company to satisfy all applicable taxes.  You authorize the Company, or its agents, to satisfy its obligations with regard to all taxes by withholding in shares of the Company common stock to be issued at exercise of the Option (not to exceed the minimum rate required under applicable law). In lieu of the foregoing, prior to any such exercise, you may elect such other methods to satisfy such obligations acceptable to the Company.

(B)
Restricted Shares. You are liable for any for any federal, state and other taxes incurred upon the vesting of any Restricted Shares, and any subsequent disposition of any previously Restricted Shares. Upon vesting of any Restricted Shares, you authorize the Company, or its agents, to satisfy its obligations with regard to all taxes by withholding from such Shares a number of Shares having a Fair Market Value equal to the amount of all taxes required to be withheld by the Company (not to exceed the minimum rate required under applicable law). In lieu of the foregoing, prior to any such vesting date, you may elect such other methods to satisfy such obligations acceptable to the Company.

(C)
Performance Share Award. Upon such issuance, you authorize the Company, or its agents, to satisfy its obligations with regard to all taxes by withholding from such Shares a number of Shares having a Fair Market Value equal to the amount of all taxes required to be withheld by the Company (not to exceed the minimum rate required under applicable law). In lieu of the foregoing, prior to any such issuance, you may elect such other methods to satisfy such obligations acceptable to the Company.

(iii)
Section 83(b) Election. If your Award includes Restricted Shares, you acknowledge that you may file an election pursuant to Section 83(b) of the Internal Revenue Code to be taxed currently on the fair market value of any Restricted Shares of Restricted Stock, provided that such election must be filed with the Internal Revenue Service no later than 30 days after the grant of such Restricted Shares. You agree to seek the advice of your own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Shares under federal, state, and any other laws that may be applicable.

(iv)
Consultation With Professional Tax Advisors. You acknowledge that the grant, exercise, vesting or any payment with respect to the Award, and the sale or other taxable disposition of the Shares acquired as a result of the Award may have tax consequences under federal, state, local or international tax laws. You further acknowledge that you are relying solely on your own professional tax and investment advisors with respect to any and all such matters (and are not relying, in any manner, on the Company or any of its employees or representatives). You understand and agree that any and all tax consequences resulting from the Award and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the

Plan, are solely your responsibility without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse you for such taxes.

(a)
Severability. In the event that any provision in the Plan or this Agreement is held to be invalid, illegal or unenforceable or would disqualify the Plan or this Agreement under any law, the invalid, illegal or unenforceable provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or this Agreement, such provision shall be stricken as to the applicable jurisdiction or Shares, and the remainder of the Plan or this Agreement shall remain in full force and effect.

(b)
Governing Law, Jurisdiction and Venue. The laws of Minnesota, without regard to the conflict of law provisions, shall apply to all questions concerning this Agreement. You and the Company agree that the state and federal courts located in the State of Minnesota shall have personal jurisdiction over the parties to this Agreement, and that the sole venues to adjudicate any dispute arising under this Agreement shall be the District Courts of Hennepin County, State of Minnesota and the United States District Court for the District of Minnesota; and each party waives any argument that any other forum would be more convenient or proper.

(c)
Costs of Enforcement. In addition to any other remedy to which any member of the Company Group is entitled under this Agreement, you agree that the Company Group shall be entitled to recover from you any costs, expenses (including reasonable legal fees) or disbursements reasonably incurred by the Company Group to enforce any provision of this Agreement, or to otherwise defend itself from any claim brought by you or any of your beneficiaries against any member of the Company Group under any provision of this Agreement.

8.	Definitions. Capitalized terms used but not defined in this Agreement are defined in the Plan or, if not defined therein, will have the following meanings:

(a)	"Beneficial Owner" will have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor provision.

(b)	“Board” means the Board of Directors of Best Buy Co., Inc.

(c)	“Cause” for termination of your employment with the Company Group shall, solely for purposes of this Agreement, is deemed to exist if you:

(i)
are charged with, convicted of or enter a plea of guilty or nolo contendere to: (a) a felony, (b) any crime involving moral turpitude, dishonesty, breach of trust or unethical business conduct, or (c) any crime involving the business of the Company Group;

(ii)
in the performance of your duties for the Company Group or otherwise to the detriment of the Company Group, engage in: (a) dishonesty that is harmful to the Company Group, monetarily or otherwise, (b) willful or gross misconduct, (c) willful or gross neglect, (d) fraud, (e) misappropriation, (f) embezzlement, or (g) theft;

(iii)	disobey the directions of the Board, or any individual or individuals the Board authorizes to act on its or their behalf, acting within the scope of its or their authority;

(iv)	fail to comply with the policies or practices of the Company Group;

(v)	fail to devote substantially all of your business time and effort to the Company Group;

(vi)	are adjudicated in any civil suit, or acknowledge in writing in any agreement or stipulation, to have committed any theft, embezzlement, fraud, or other act of dishonesty involving any other Person;

(vii)	are determined, in the sole judgment of the Board or any individual or individuals the Board authorizes to act on its or their behalf, to have engaged in a pattern of poor performance;

(viii)
are determined, in the sole judgment of the Board or any individual or individuals the Board authorizes to act on its or their behalf, to have willfully engaged in conduct that is harmful to the Company Group, monetarily or otherwise;

(ix)	breach any provision of this Agreement or any other agreement between you and any member of the Company Group; or

(x)	engage in any activity intended to benefit any entity at the expense of the Company Group or intended to benefit any competitor of the Company Group.

All determinations and other decisions relating to Cause (as defined above) for termination of your employment shall be within the sole discretion of the Board or any individual or individuals the Board authorizes to act on its behalf; and shall be final, conclusive and binding upon you. In the event that there exists Cause (as defined above) for termination of your employment, the Company may terminate this Agreement immediately, upon written notification of such termination for Cause, given to you by the Board or any individual or individuals the Board authorizes to act on its behalf. The use of this definition solely for purposes of this Agreement does not change your at will employment status.

(d)	“Change of Control” means:

(i)
the consummation of any transaction in which any Person or Group, other than a member or members of the Company Group or any trustee or other fiduciary holding securities under an employee benefit plan or plans of a member of the Company Group, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the voting power of the Company's securities other than any such transaction in which the security holders of the Company immediately prior to such transaction Beneficially Own, immediately following such transaction, securities representing 50% or more of the voting power of the Company’s securities in substantially the same proportions as their ownership immediately prior to such transaction;

(ii)
individuals who at the Award Date constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least 2/3 of the directors then still in office who either were directors at the Award Date or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority thereof;

(iii)
there is consummated a merger or consolidation of the Company with any other entity, other than (a) a merger or consolidation in which the Beneficial Owners of securities of the Company outstanding immediately prior thereto representing 50% or more of the voting power of the Company’s securities Beneficially Own, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of a member of the Company Group (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation in substantially the same proportions as their Beneficial Ownership immediately prior to such transaction, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

(iv)
the consummation of any transaction or series of related transactions in which all or substantially all the Company's assets are sold or otherwise transferred, other than any sale or transfer to a Person or Group, at least 50% of the combined voting power of the voting securities of which are Beneficially Owned by shareholders of the Company in substantially the same proportions as such shareholders’ Beneficial Ownership of voting securities of the Company; or

(v)	approval by the shareholders of a definitive agreement or plan to liquidate or dissolve the Company.

The Board shall determine in its sole discretion that a Change of Control of the Company has occurred.

(e)	“Company Group” means, collectively, Best Buy Co., Inc. and its subsidiaries.

(f)	“Committee” means the Compensation and Human Resources Committee of the Board of Directors of Best Buy Co., Inc.

(g)
“Confidential Information” means all “Confidential Information” as that term is defined in Best Buy’s Confidentiality Policy, and includes, without limitation, any and all information in whatever form, whether written, electronically stored, orally transmitted or memorized relating to trade secrets, customer lists, records and other information regarding customers, price lists and pricing policies, financial information, records, ledgers and information, purchase orders, agreements and related data, business development and strategic plans, products and technologies, product tests, manufacturing costs, product or service pricing, sales and marketing plans, research and development plans, personnel and employment records, files, data and policies (regardless of whether the information pertains to you or other employees of the Company Group), tax information, business and sales methods and operations, business correspondence, memoranda and other records, inventions, improvements and discoveries, processes and methods, business operations and related data formulae, computer records and related data, know-how, research and development, trademark, technology, technical information, copyrighted material, and any other confidential or proprietary data and information which you encounter during employment, all of which are held, possessed and/or owned by the Company Group and all of which are used in the operations and business of the Company Group. Confidential Information does not include information which is or becomes generally known within the Company Group’s industry through no act or omission by you.

(h)
“Disability” means your disability that has caused you to either (i) have qualified for long term disability payments under the Company's long term disability plan; or (ii) to have been unable to perform the essential functions of your position (with or without reasonable accommodation) with any Company Group member for at least 6 consecutive months.

(i)	“Group” shall have the meaning as such term has under Section 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision.

(j)
“Involuntarily Terminated Without Cause” means (i) your employment is terminated by your employer at a time when your employer is not entitled to terminate your employment for Cause and (ii) in the event the entity that employs you is a direct or indirect a subsidiary or other Affiliate of the Company (the “Employing Entity”), any transaction in which securities representing more than 50% of the voting power of the Employing Entity becoming Beneficially Owned by any Person or Persons other than the Company or one of its subsidiaries, whether via a transfer of such securities to such Person or Persons or via merger, consolidation or otherwise.

(k)
"Qualified Retirement" means any termination of your employment with the Company Group that occurs on or after your 60th birthday, at a time when no member of the Company Group is entitled to discharge you for Cause, so long as you have served the Company Group continuously for at least the five-year period immediately preceding that termination.